UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

NUANCE COMMUNICATIONS, INC.

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Enterprise Customer Letter

Subject: A Letter to Our Customers About Nuance and Microsoft

To continue to advance our mission, accelerate our innovation, and increase our ability to empower our clients to deliver the best consumer experience, we are excited to share that we are joining forces with Microsoft. This combination will bring together the world’s most experienced and trusted organizations creating cloud-based, AI-powered intelligent engagement solutions for organizations worldwide. You can find the press release here describing the acquisition agreement under which Nuance will become part of Microsoft.

You may be aware of the highly productive partnership between Nuance and Microsoft that began 18 months ago, leveraging Microsoft’s strategic partnerships and global presence to advance our cloud-based intelligent engagement solutions in our Enterprise business. Our existing collaboration underscores our belief that by uniting Nuance’s highly optimized and complementary AI technologies with Microsoft’s AI and cloud capabilities, the combination will accelerate the pace and scale of our combined intelligent omnichannel and biometrics solutions development for industry leaders in financial services, telecommunications, retail, healthcare, government and more. Our distinctive vertical expertise and highly complementary solutions will also strengthen Microsoft’s vertical Cloud platforms for specific industries.

With our Enterprise solutions, we will continue to fundamentally change the future of customer engagement, as nearly every industry is leveraging AI-powered voice and digital platforms delivered via trusted cloud infrastructure to conduct business. Utilizing Microsoft’s resources and global scale will allow us to accelerate our cloud strategy both domestically and internationally and complement their intelligent engagement portfolio with our IVR voice, virtual assistant, digital messaging, and voice biometric solutions. Our combined expertise will enable superior customer experiences and business outcomes for our enterprise customers worldwide.

Our entire team at Nuance maintains a clear and steadfast focus on two priorities: using our technical and domain expertise, as well as powerful industry partnerships, in ways that create value for customers and partners; and the values that inform how we innovate, who we partner with, and which solutions we deliver. Our focus has produced market-leading innovations that our customers are using to improve productivity, reduce costs, and deliver superior customer experiences – even during the profound disruptions of the global pandemic.

We will remain separate companies and continue business as usual in the months ahead during the regulatory approval process. The transaction is intended to close by the end of this calendar year subject to approval by Nuance shareholders and the satisfaction of certain regulatory approvals and other customary closing conditions.

In the meantime, I want to assure you that our commitment to serving you will be constant – and your interactions with familiar contacts at Nuance, as well as the solutions, partnerships, and customer service that you count on, will remain fully intact. Nuance and Microsoft also are aligned in maintaining an unwavering commitment to constructing our products and platforms with the highest standards of data privacy, security, and compliance.

The combined resources, global scale, and like-minded leadership of our two companies will enable us to have a more significant impact through intelligent engagement solutions that amplify your ability to help others. Once the transaction is completed, Mark Benjamin will remain CEO of Nuance, reporting to Scott Guthrie, EVP of Cloud & AI at Microsoft and supported by the current Nuance leadership team. Together, Nuance and Microsoft will advance the transformative solutions that empower you to achieve more for your organization and those you serve.

We couldn’t be more excited for what’s ahead. Thank you for your trust in us.

Sincerely,

Mark Benjamin and Robert Weideman

Additional Information and Where to Find It

In connection with the transaction, Nuance Communications, Inc. (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the transaction (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Company’s website (http://investors.nuance.com) or by writing to Nuance Communications, Investor Relations, 1 Wayside Road, Burlington, Massachusetts, 01803.

The Company and certain of its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on December 17, 2020. To the extent that holdings of the Company’s securities have changed since the amounts printed in the Company’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of the participants, and their direct or indirect interests in the transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the transaction.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction and business combination between Microsoft and Nuance, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words

“believe,” “project,” “predicts,” “budget,” “forecast,” “continue,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions (or the negative versions of such words or expressions). Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Nuance’s business and the price of the common stock of Nuance, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Nuance and the receipt of certain governmental and regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the transaction on Nuance’s business relationships, operating results, and business generally, (v) risks that the proposed transaction disrupts current plans and operations of Nuance or Microsoft and potential difficulties in Nuance employee retention as a result of the transaction, (vi) risks related to diverting management’s attention from Nuance’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us or against Nuance related to the merger agreement or the transaction, (viii) the ability of Microsoft to successfully integrate Nuance’s operations, product lines, and technology, and (ix) the ability of Microsoft to implement its plans, forecasts, and other expectations with respect to Nuance’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation. In addition, please refer to the documents that Microsoft and Nuance file with the SEC on Forms 10-K, 10-Q and 8-K. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this communication. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Microsoft and Nuance assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.